SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2000


                            North Lily Mining Company
                            -------------------------
             (Exact name of registrant as specified in its charter)


         Utah                       0-16740                       87-0159350
         ----                       -------                       ----------
(State or other jurisdiction    (Commission File             (IRS Employer
of incorporation)               Number)                      Identification No.)


              1800 Glenarm Place, Suite 210, Denver Colorado 80202
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (303) 294-0427

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Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

     On April 7, 2000 the Company completed performance of closing requirements for its acquisition of privately held Loan Mining. Com ("LMC") by issuance of
5.83 million shares (the "Shares") of the Company's common stock. The Shares are restricted Securities pursuant to Rule 144, are to be included in a Registration Statement by the Company after it updates its audits and reports to the Securities and Exchange Commission, and are to be subject to monthly sale restrictions for holdings in excess of 200,000 shares. The recipients of the Shares were the several stockholders of LMC, including its majority stockholder (Regina Mitchell) who received over 4 million of the Shares. Five hundred thousand of Mitchell's shares were understood to be owed for prior consideration to the account or designees of W. Gene Webb, the Executive Vice President and a Director of the Company.

     In consideration for the Shares, the Company acquired rights to the names LoanMining.Com and Mortgage Partners Funding Corporation; rights to a team of mortgage brokers, telemarketers, processing and closing staff represented to be capable of promptly equaling and then growing the $1.4 million annual revenue rate produced at LMC in 1999 on a brick & mortar basis; and rights to the LMC internet web site development, the related business plan for home improvement financing, and the business model/implementation plan for LMC as both a brick & mortar as well as a highly automated internet mortgage banker focussed on the sub-prime mortgage niche. Substantial equity financings will be required to compete for mortgage lending business on the Internet.

     In connection with this acquisition, the Company has closed on initial private placement financing of $220,000 in exchange for 7% Convertible Notes and Warrants. The Notes are repayable in or convertible for six months into Common Stock of the Company at $0.20 per share, and the Warrants are exercisable at $5 and $7.50 during years one and two, respectively. The Company utilized $53,000 of the above to finance stock redemption and releases from dissident stockholders of LoanMining.Com

Item 5. Other Events.
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     The Company has signed an agreement with Coldwell Banker West Realty for listing and marketing of the company's 8000 acres of rural undeveloped real estate parcels, located 70 miles south of Salt Lake City, Utah. The properties are held in a Colorado Limited Liability Company, which is managed by the Company, which is entitled to 95-96.5% of the net proceeds of sales. Separately, the Company is negotiating with Utah State environmental regulatory authorities concerning requirements for achieving legal compliance and bonded reclamation and shut down of its small former heap leach facility on a portion of its Utah properties.

Item 7. Financial Statements and Exhibits.
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(a)  Financial Statements of Business Acquired.
     ------------------------------------------

     The required financial statements will be filed by amendment.

(b)  Exhibits.
     ---------

     4.1  Form of 7% Convertible Note
     4.2  Form of Warrant.
     10.1 Purchase Exchange Agreement dated March 8, 2000 concerning acquisition of LoanMining.Com (previously known as HomeLoan.Com Inc.).

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2000                       NORTH LILY MINING COMPANY



                                           By: /s/ Stephen E. Flechner
                                           ---------------------------
                                           Stephen E. Flechner
                                           Chief Executive Officer and President


                                           By: /s/ W. Gene Webb
                                           --------------------
                                           W. Gene Webb
                                           Executive Vice President & Secretary